                                                                  Exhibit (m)(1)
                                 THE GALAXY FUND
                                 ---------------

                         DISTRIBUTION AND SERVICES PLAN
                      FOR RESERVE SHARES AND PREMIER SHARES

          This Distribution and Services Plan (the "Plan") has been adopted by the Board of Trustees of The Galaxy Fund (the "Trust") with respect to Reserve Shares and Premier Shares of the following investment portfolios of the Trust:
Prime Reserves, Government Reserves and Tax-Exempt Reserves (collectively, the "Funds"). The Plan has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

          Section 1. Expenses. The Trust may incur expenses under the Plan in an amount not to exceed 1.00% annually of the average daily net assets attributable to Reserve Shares or Premier Shares of each of the Funds.

          Section 2. Distribution Payments. (a) The Trust may pay the distributor of the Trust (the "Distributor") (or any other person) a fee (a "Distribution Fee") of up to 0.75% annually of the average daily net assets attributable to Reserve Shares or Premier Shares of each of the Funds. The Distribution Fee shall be calculated and accrued daily, paid monthly and shall be in consideration for distribution services and the assumption of related expenses (including the payment of commissions and transaction fees) in conjunction with the offering and sale of Reserve Shares and/or Premier Shares of the Funds. In determining the amounts payable on behalf of Reserve Shares or Premier Shares of a Fund under the Plan, the net asset value attributable to the Reserve Shares or Premier Shares of the Fund shall be computed in the manner specified in the Trust's then current Prospectuses and Statements of Additional Information describing the Reserve Shares or Premier Shares of the Fund, as applicable.

          (b) Payments to the Distributor under subsection (a) above shall be used by the Distributor to cover expenses and activities primarily intended to result in the sale of Reserve Shares or Premier Shares of the Funds. Such expenses and activities may include but are not limited to: (i) direct out-of-pocket promotional expenses incurred by the Distributor in advertising and marketing Reserve Shares or Premier Shares of the Funds; (ii) expenses incurred in connection with preparing, printing, mailing, and distributing or publishing advertisements and sales literature; (iii) expenses incurred in connection with printing and mailing Prospectuses and Statements of Additional Information to other than current shareholders; (iv) periodic payments or commissions to one or more securities dealers, brokers, financial institutions or other industry professionals, such as investment advisors, accountants, and estate planning firms (each a "Distribution Organization") with respect to a Fund's Reserve Shares or Premier Shares beneficially owned by customers for whom the Distribution Organization is the Distribution Organization of record or shareholder of record; (v) the direct or indirect cost of financing the payments or expenses included in (i) and (iv) above; or (vi) such other services as may be construed by any court or governmental agency or commission, including the Securities and Exchange Commission (the "Commission"), to constitute distribution services under the 1940 Act or rules and regulations thereunder.

          Section 3. Payments for Administrative Services Covered by Plan. (a) The Trust may also pay securities dealers, brokers, financial institutions or other industry professionals, such as investment advisors, accountants, and estate planning firms (each a "Service Organization") for administrative support services provided with respect to their customers' Reserve Shares or Premier Shares of the Funds. Such administrative support services shall be provided pursuant to an agreement in substantially the form attached hereto ("Servicing Agreement"). Any organization providing distribution assistance may also become a Service Organization and receive fees for administrative support services pursuant to a Servicing Agreement under this Plan.

          (b) Fees paid to a Service Organization under subsection (a) above may be paid at an annual rate of up to 0.25% of the average daily net assets attributable to the outstanding Reserve Shares or Premier Shares of each of the Funds, which shares are owned of record or beneficially by that Service Organization's customers for whom such Service Organization is the dealer of record or shareholder of record or with whom it has a servicing relationship. Such fees shall be calculated and accrued daily, paid monthly and computed in the manner set forth in the Servicing Agreement.

          Section 4. Expenses Allocated; Compliance. Amounts paid by the Reserve Shares or Premier Shares of a Fund under the Plan must be for services rendered for or on behalf of the Reserve Shares or Premier Shares of such Fund. However, joint distribution financing or other services rendered with respect to the Reserve Shares or Premier Shares of such Funds (which may involve other investment funds or companies that are affiliated persons of the Trust or affiliated persons of the Distributor) is authorized to the extent permitted by law.

          Section 5. Reports to Trust. So long as this Plan is in effect, the Distributor shall provide the Trust's Board of Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and the purposes for which such expenditures were made.

          Section 6. Approval of Plan. This Plan will become effective with respect to the Reserve Shares or Premier Shares of a particular Fund on the date the public offering of the Reserve Shares or Premier Shares of such Fund commences upon the approval by a majority of the Board of Trustees, including a majority of those trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements entered into in connection with the Plan (the "Disinterested Trustees"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of the Plan.

          Section 7. Continuance of Plan. Unless sooner terminated in accordance with the terms hereof, this Plan shall continue until May 28, 2004, and thereafter for so long as its continuance is specifically approved at least annually by the Trust's Board of Trustees in the manner described in Section 6 hereof.

          Section 8. Amendments. This Plan may be amended at any time by the Board of

Trustees provided that (a) any amendment to increase materially the costs which the Reserve Shares or Premier Shares of a Fund may bear for distribution pursuant to the Plan shall be effective only upon approval by a vote of a majority of the outstanding Reserve Shares or Premier Shares, as applicable, of the Fund affected by such matter, and (b) any material amendments of the terms of the Plan shall become effective only upon approval in the manner described in
Section 6 hereof.

          Section 9. Termination. This Plan, as to the Reserve Shares or Premier Shares of any Fund, is terminable without penalty at any time by (a) a vote of a majority of the Disinterested Trustees, or (b) a vote of a majority of the outstanding Reserve Shares or Premier Shares, as applicable, of such Fund.

          Section 10. Selection/Nomination of Trustees. While this Plan is in effect, the selection and nomination of the Disinterested Trustees shall be committed to the discretion of such Disinterested Trustees.

          Section 11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.


Adopted:    May 28, 1998
Reapproved: May 27, 1999, May 25, 2000, March 1, 2001, February 28, 2002 and
            February 27, 2003
Amended:    December 4, 2003

                                 THE GALAXY FUND

                               SERVICING AGREEMENT
                                       to
                         DISTRIBUTION AND SERVICES PLAN
                                (Reserve Shares)

Ladies and Gentlemen:

We wish to enter into this Servicing Agreement with you concerning the provision of administrative support services to your customers who may from time to time be the record or beneficial owners of Reserve Shares of one or more of our investment portfolios (individually, a "Fund" and collectively, the "Funds"), which are listed on Appendix A.

The terms and conditions of this Servicing Agreement are as follows:

Section 1. You agree to provide administrative support services to your customers ("Clients") who may from time to time own of record or beneficially a Fund's Reserve Shares. Services provided may include some or all of the following: (i) processing dividend and distribution payments from a Fund on behalf of Clients; (ii) providing information periodically to Clients showing their positions in Reserve Shares of a Fund; (iii) arranging for bank wires;
(iv) responding to routine Client inquiries concerning their investment in Reserve Shares of a Fund; (v) providing sub-accounting with respect to Reserve Shares of a Fund beneficially owned by Clients or the information necessary for sub-accounting; (vi) if required by law, forwarding shareholder communications from a Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Clients;
(vii) aggregating and processing purchase, exchange, and redemption requests from Clients and placing net purchase, exchange, and redemption orders for Clients; (viii) providing Clients with a service that invests the assets of their accounts in Reserve Shares of a Fund pursuant to specific or pre-authorized instructions; (ix) establishing and maintaining accounts and records relating to Clients that invest in Reserve Shares of a Fund; (x) assisting Clients in changing dividend or distribution options, account designations and addresses; (xi) developing, maintaining and operating systems necessary to support sweep accounts; and (xii) other similar services we may reasonably request to the extent you are permitted to do so under applicable law.

Section 2. You will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services to Clients.

Section 3. Neither you nor any of your officers, employees or agents is authorized to make any representations concerning us, a Fund, or its Reserve Shares except those contained in our then current prospectus for Reserve Shares of such Fund, copies of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by us in writing.

Section 4. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us in any matter or in any respect. You will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless you have obtained the licenses required by law. You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

Section 5. In consideration of the services and facilities provided by you hereunder, we will pay to you, and you will accept as full payment therefor, a fee at the annual rate of .25% of the average daily net asset value of Reserve Shares of a Fund owned of record or beneficially by Clients from time to time for whom you are the dealer of record or holder of record or with whom you have a servicing relationship. Said fee will be computed daily and payable monthly. For purposes of determining the fees payable under this Section 5, the average daily net asset value of Clients' Reserve Shares will be computed in the manner specified in our then current Registration Statement in connection with the computation of the net asset value of the particular Fund's Reserve Shares for purposes of purchases and redemptions. The fee rate stated above may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you. Further, we may, in our discretion and without notice, suspend or withdraw the sale of Reserve Shares of a Fund, including the sale of such shares to you for the account of any Clients.

Section 6. You acknowledge that you will provide to our Board of Trustees, at least quarterly, a written report of the amounts expended pursuant to this Agreement and the purposes for which such expenditures were made. In connection with such reports, you will furnish us or our designees with such information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Clients of some or all of the services described herein), and will otherwise cooperate with us and our designees (including, without limitation, any auditors designated by us), in connection with the preparation of reports to our Board of Trustees concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

Section 7. We may enter into other similar Servicing Agreements with any other person or persons without your consent.

Section 8. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) in no event will any of the services provided by you hereunder be primarily intended to result in the sale of any Reserve Shares issued by us; (ii) the compensation payable to you hereunder, together with any other compensation you receive from Clients in connection with the investment of their assets in Reserve Shares of the Funds, will be disclosed to Clients, will be authorized by Clients and will not be excessive or unreasonable.

Section 9. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designee. Unless sooner terminated, this Agreement will continue until May 28, 2004, and thereafter will continue automatically for successive annual periods provided such continuance is specifically approved at least annually by us in the manner described in
Section 12 hereof. This Agreement is terminable with respect to Reserve Shares of any Fund, without penalty, at any time by us (which termination may be by vote of a majority of our Disinterested Trustees as defined in Section 12 hereof or by vote of the holders of a majority of the outstanding Reserve Shares of such
Fund) or by you upon notice to us. This Agreement will terminate in the event of its assignment, as defined in the Investment Company Act of 1940 (the "Act").

Section 10. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address shown above.

Section 11. This Agreement will be construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to principles of conflict of laws.

Section 12. This Agreement has been approved by vote of a majority of (i) our Board of Trustees and (ii) those Trustees who are not "interested persons" (as defined in the Act) of us and have no direct or indirect financial interest in the operation of the Distribution and Services Plan adopted by us regarding the provision of administrative support services to the record or beneficial owners of Reserve Shares of the Funds or in any agreements related thereto ("Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on such approval.

Section 13. The names "The Galaxy Fund" and "Trustees of The Galaxy Fund" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated March 31, 1986 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of "The Galaxy Fund" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust.

     If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, c/o Columbia Management Group, Inc., One Financial Center, Boston, Massachusetts 02111, Attention: Glen P. Martin.


Very truly yours,

THE GALAXY FUND


By:
   -------------------------------------
   Authorized Officer


Accepted and Agreed to:


Name of Organization

By:
   -------------------------------------
   Authorized Officer


Date:
     -----------------------------------

----------------------------------------
Taxpayer Identification Number

----------------------------------------
Account Number

----------------------------------------
Dealer Code

                                   APPENDIX A
                                   ----------

     Please check the appropriate boxes to indicate the Funds for which you wish to act as a Service Organization:

               [ ]  Prime Reserves - Reserve Shares

               [ ]  Government Reserves - Reserve Shares

               [ ]  Tax-Exempt Reserves - Reserve Shares


                                        ----------------------------------------
                                        (Service Organization Name)


                                        By:
                                           -------------------------------------


                                        ----------------------------------------
                                         Authorized Officer

                                        Dated:
                                              ----------------------------------

                                 THE GALAXY FUND

                               SERVICING AGREEMENT
                                       to
                         DISTRIBUTION AND SERVICES PLAN
                                (Premier Shares)

Ladies and Gentlemen:

We wish to enter into this Servicing Agreement with you concerning the provision of administrative support services to your customers who may from time to time be the record or beneficial owners of Premier Shares of one or more of our investment portfolios (individually, a "Fund" and collectively, the "Funds"), which are listed on Appendix A.

The terms and conditions of this Servicing Agreement are as follows:

Section 1. You agree to provide administrative support services to your customers ("Clients") who may from time to time own of record or beneficially a Fund's Premier Shares. Services provided may include some or all of the following: (i) processing dividend and distribution payments from a Fund on behalf of Clients; (ii) providing information periodically to Clients showing their positions in Premier Shares of a Fund; (iii) arranging for bank wires;
(iv) responding to routine Client inquiries concerning their investment in Premier Shares of a Fund; (v) providing sub-accounting with respect to Premier Shares of a Fund beneficially owned by Clients or the information necessary for sub-accounting; (vi) if required by law, forwarding shareholder communications from a Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Clients;
(vii) aggregating and processing purchase, exchange, and redemption requests from Clients and placing net purchase, exchange, and redemption orders for Clients; (viii) providing Clients with a service that invests the assets of their accounts in Premier Shares of a Fund pursuant to specific or pre-authorized instructions; (ix) establishing and maintaining accounts and records relating to Clients that invest in Premier Shares of a Fund; (x) assisting Clients in changing dividend or distribution options, account designations and addresses; (xi) developing, maintaining and operating systems necessary to support sweep accounts; and (xii) other similar services we may reasonably request to the extent you are permitted to do so under applicable law.

Section 2. You will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services to Clients.

Section 3. Neither you nor any of your officers, employees or agents is authorized to make any representations concerning us, a Fund, or its Premier Shares except those contained in our then current prospectus for Premier Shares of such Fund, copies of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by us in writing.

Section 4. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us in any matter or in any respect. You will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless you have obtained the licenses required by law. You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

Section 5. In consideration of the services and facilities provided by you hereunder, we will pay to you, and you will accept as full payment therefor, a fee at the annual rate of .25% of the average daily net asset value of Premier Shares of a Fund owned of record or beneficially by Clients from time to time for whom you are the dealer of record or holder of record or with whom you have a servicing relationship. Said fee will be computed daily and payable monthly. For purposes of determining the fees payable under this Section 5, the average daily net asset value of Clients' Premier Shares will be computed in the manner specified in our then current Registration Statement in connection with the computation of the net asset value of the particular Fund's Premier Shares for purposes of purchases and redemptions. The fee rate stated above may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you. Further, we may, in our discretion and without notice, suspend or withdraw the sale of Premier Shares of a Fund, including the sale of such shares to you for the account of any Clients.

Section 6. You acknowledge that you will provide to our Board of Trustees, at least quarterly, a written report of the amounts expended pursuant to this Agreement and the purposes for which such expenditures were made. In connection with such reports, you will furnish us or our designees with such information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Clients of some or all of the services described herein), and will otherwise cooperate with us and our designees (including, without limitation, any auditors designated by us), in connection with the preparation of reports to our Board of Trustees concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

Section 7. We may enter into other similar Servicing Agreements with any other person or persons without your consent.

Section 8. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) in no event will any of the services provided by you hereunder be primarily intended to result in the sale of any Premier Shares issued by us; (ii) the compensation payable to you hereunder, together with any other compensation you receive from Clients in connection with the investment of their assets in Premier Shares of the Funds, will be disclosed to Clients, will be authorized by Clients and will not be excessive or unreasonable.

Section 9. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designee. Unless sooner terminated, this Agreement will continue until May 28, 2004, and thereafter will continue automatically for successive annual periods provided such continuance is specifically approved at least annually by us in the manner described in
Section 12 hereof. This Agreement is terminable with respect to Premier Shares of any Fund, without penalty, at any time by us (which termination may be by vote of a majority of our Disinterested Trustees as defined in Section 12 hereof or by vote of the holders of a majority of the outstanding Premier Shares of such
Fund) or by you upon notice to us. This Agreement will terminate in the event of its assignment, as defined in the Investment Company Act of 1940 (the "Act").

Section 10. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address shown above.

Section 11. This Agreement will be construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to principles of conflict of laws.

Section 12. This Agreement has been approved by vote of a majority of (i) our Board of Trustees and (ii) those Trustees who are not "interested persons" (as defined in the Act) of us and have no direct or indirect financial interest in the operation of the Distribution and Services Plan adopted by us regarding the provision of administrative support services to the record or beneficial owners of Premier Shares of the Funds or in any agreements related thereto ("Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on such approval.

Section 13. The names "The Galaxy Fund" and "Trustees of The Galaxy Fund" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated March 31, 1986 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of "The Galaxy Fund" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust.

     If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, c/o Columbia Management Group, Inc., One Financial Center, Boston, Massachusetts 02111, Attention: Glen P. Martin.

Very truly yours,

THE GALAXY FUND


By:
   -------------------------------------
   Authorized Officer


Accepted and Agreed to:


Name of Organization


By:
   -------------------------------------
   Authorized Officer


Date:
     -----------------------------------

----------------------------------------
Taxpayer Identification Number

----------------------------------------
Account Number

----------------------------------------
Dealer Code

                                   APPENDIX A
                                   ----------

     Please check the appropriate boxes to indicate the Funds for which you wish to act as a Service Organization:

               [ ] Prime Reserves - Premier Shares

               [ ] Government Reserves - Premier Shares

               [ ] Tax-Exempt Reserves - Premier Shares


                                        ----------------------------------------
                                        (Service Organization Name)


                                        By:
                                           -------------------------------------


                                         ---------------------------------------
                                         Authorized Officer


                                        Dated:
                                              ----------------------------------